Exhibit 4.3(g)

DEED OF AMENDMENT made on 31 October 2016.

BETWEEN:

(1)                                 THE PARTIES, being the undersigned (other than the Company); and

(2)                                 IVS BULK PTE. LTD, a company incorporated in Singapore whose registered office is at 200 Cantonment Road, #03-01 Southpoint, Singapore 089763 (the Company).

RECITALS:

On 11 December 2013, the Parties and the Company entered into a shareholders’ agreement (the SHA) setting out the terms and conditions on which they agreed to regulate the management of the Company.

On 4 February 2015, the Parties and the Company executed a deed of amendment and acknowledgement (the First Deed of Amendment) to amend the SHA on the terms set out therein.

On 20 January 2016, the Parties and the Company executed a deed of amendment (the Second Deed of Amendment) to amend the SHA on the terms set out therein.

On 1 April 2016, the Parties and the Company executed a deed of amendment (the Third Deed of Amendment) to amend the SHA on the terms set out therein.

On 25 April 2016, the Parties and the Company executed a deed of amendment (the Fourth Deed of Amendment) to amend the SHA on the terms set out therein.

On 6 July 2016, the Parties and the Company executed a deed of amendment (the Fifth Deed of Amendment) to amend the SHA on the terms set out therein.

The Parties and the Company now wish to further amend the SHA in accordance with the terms of this deed of amendment (this Sixth Deed of Amendment) to regulate the manner in which Grindrod will provide certain further funding for the Group by way of a further Demand Loan.

1                                         INTERPRETATION

1.1                               In this Deed (and in the SHA to the extent that it is amended by this Deed), the following terms shall have the following meanings:

(a)                                 Maximum Amounts means, in respect of each of the Specified Expenses, the amounts indicated as such in clause 1.1(a), which in aggregate total USD8 672 000 (Eight million six hundred and seventy two thousand United States Dollars) Specified Expenses means any of the following expenses incurred and required to be paid by the Group during the Specified Period, in the amounts certified as such by the Administration Manager:

(i)                                     the launching installment in terms of the Shipbuilding Contract in in respect of the Vessel known as hull 1345, up to a Maximum Amount of USD2 920 000 (two million nine hundred and twenty thousand United States Dollars);

(ii)                                  the naming instalment in terms of the Shipbuilding Contract and amendments thereto in in respect of the Vessel known as hull 1345, up to a Maximum Amount of USD4 402 000 (Four million four hundred and two thousand United States Dollars);

(iii)                               working capital requirements for the Group up to a Maximum Amount of USD 1 350 000 (One million three hundred and fifty thousand United States Dollars);

(b)                                 Specified Period means the period from the date of this Deed until 31st October 2016;

(c)                                  Third Deed of Amendment Demand Loan means the Demand Loan owing by the Company to Grindrod pursuant to the terms of the Third Deed of Amendment (including all accrued and unpaid interest thereon).

1.2                               Capitalized words and expressions defined in this Deed shall have the same meanings in the SHA (to the extent it is amended by this Deed).

1.3                               Unless otherwise defined in this Deed, capitalized words and expressions used in this Deed shall have the meaning given to them in the SHA.

1.4                               Unless otherwise specified herein, all references in this Deed to a “Clause” shall refer to a Clause of the SHA.

2                                         FURTHER DEMAND LOAN TO BE ADVANCED BY GRINDROD

2.1                               Grindrod shall advance a Demand Loan to the Company, in tranches, to cover Specified Expenses, in accordance with certificates from the Administration Manager to the effect that such Specified Expenses have arisen, provided that:

(a)                                the amount so advanced by Grindrod shall never exceed the Maximum Amounts, either in aggregate or in respect of any of the Specified Expenses; and

(b)                                there will be no obligation on Grindrod to advance any such amounts after the end of the Specified Period.

2.2                               The Demand Loan advanced in terms of clause 2.1 of this Deed shall, mutatis mutandis, be subject to the same terms and carry the same rights for the holder thereof, as the Third Deed of Amendment Demand Loan.

2.3                               The Company shall utilize each tranche of the Demand Loan advanced in terms of clause 2.1 of this Deed only to fund those Specified Expenses which it was advanced to cover.

3                                         FURTHER DEMAND LOANS WHICH MAY IN THE FUTURE BE ADVANCED BY GRINDROD

3.1           If the Group in the future requires further funding and Grindrod is prepared to provide it on mutatis mutandis the same terms as set out in clause 2 of this Deed, then:

(a)                                 Grindrod may, entirely in its discretion, propose in writing to the other Parties and the Company that Grindrod provide further funding to the Group on mutatis mutandis the same terms as set out in clause 2 of this Deed (“Funding Proposal”), provided that the “Maximum Amounts”, “Specified Expenses” and “Specified Period” in respect of such funding shall be as set out in such Funding Proposal; and

(b)                                 if each of the other Parties and the Company notifies Grindrod in writing, within 5 (five) Business Days of delivery of such Funding Proposal, that such Funding Proposal is accepted by them (each, a “Funding Proposal Acceptance Notice”), then Grindrod shall provide such further funding to the Group accordingly.

3.2                               Notwithstanding Clause 33 of the SHA, Funding Proposals and Funding Acceptance Notices may be delivered by e-mail to the e-mail addresses set out below for each of the Parties and the Company respectively and delivery shall be deemed to have occurred at the time of transmission thereof, provided that it is received within normal working hours in the country of the addressee, if not, it shall be deemed received on the next following Business Day in such country:

(a)                                 Grindrod: Christopher Kingsley-Wilkins [Christopherk@ivs-int.com];

(b)                                 Regiment: Mark Brostowski [mbrostowski@regimentcapital.com]

(c)                                  Sankaty: Vikram Punwani [vpunwani@baincapital.com]; and

(d)                                 the Company: Christopher Kingsley-Wilkins [Christopherk@ivs-int.com].

4                                         MISCELLANEOUS

4.1                               The SHA is amended by the terms of this Sixth Deed of Amendment and all terms of the SHA not so amended shall continue in full force and effect as set out in the SHA.  In the event of any conflict between the terms of the SHA and this Sixth Deed of Amendment, the terms of this Sixth Deed of Amendment shall prevail.

4.2                               Each of the Company and the Parties undertakes to execute and deliver all such documents and perform such acts as may be required for the purpose of giving full effect to the terms of this Sixth Deed of Amendment.

4.3                               Clauses 23 (Confidentiality), 28 (Assignment), 34 (No Partnership) and 38 (Governing Law) of the SHA are deemed to be incorporated herein mutatis mutandis and shall apply hereto as if repeated in this Sixth Deed of Amendment in full but with such amendments as are necessary to give effect to such provisions within the context of this Sixth Deed of Amendment.

Signed and delivered as a Deed by REGIMENT CAPITAL LIMITED acting by:	)
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sign here:

/s/ Jason Fitzgerald

print name:

In the presence of:

Witness signature:		Witness sign here:
/s/ Melanie Lewis

Witness name:		print name:

Witness address:

Signed and delivered as a Deed by SANKATY EUROPEAN INVESTMENTS III S.À R.L. acting by:	)
)
	)	sign here:

/s/ Myleen Basilio /s/ Sally Dornaus

print name:
In the presence of:

Witness signature:		Witness sign here:

/s/ Vladimir Mornard /s/ Jordan Brown

Witness name:		print name:

Witness address:

Signed and delivered as a Deed by GRINDROD SHIPPING PTE. LTD. acting by:	)
)
)
sign here:

/s/ Martyn Wade

print name:
In the presence of:

Witness signature:		Witness sign here:

/s/ Yvette Renee Kingsley-Wilkins

Witness name:		print name:

Witness address:

Witness occupation:

)
Signed and delivered as a Deed by IVS BULK PTE. LTD. acting by:	)
)
sign here:

/s/ Carl David Ackerley

print name:
In the presence of:

Witness signature:		Witness sign here:

/s/ Yvette Renee Kingsley-Wilkins

Witness name:		print name:

Witness address:

Witness occupation: